Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION
DANAHER CORPORATION AND GE BIOPHARMA
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT OF EARNINGS
DESCRIPTION OF TRANSACTION
On March 31, 2020, pursuant to the equity and asset purchase agreement, dated as of February 25, 2019 and as subsequently amended and restated as of March 31, 2020 (the “Purchase Agreement”), by and between Danaher Corporation (“Danaher” or the “Company”) and General Electric Company (“GE”), Danaher completed the acquisition of the Biopharma business of the Life Sciences business of GE (“GE Biopharma” or the “Biopharma business”) through the acquisition of certain assets and the assumption of certain liabilities, as well as the acquisition of the equity of certain subsidiaries of GE, for a cash purchase price of approximately $20.7 billion, subject to certain adjustments, and the assumption of approximately $0.4 billion of pension liabilities (the “Acquisition” or the “Cytiva Acquisition”). The Biopharma business, now known as Cytiva, is a leading provider of instruments, consumables and software that support the research, discovery, process development and manufacturing workflows of biopharmaceutical drugs. In connection with the Cytiva Acquisition, the Company also entered into a transition services agreement with General Electric Company for certain administrative and operational services, and a distribution agreement in certain countries until such operations are transferred to the Company.
The Company financed the $20.7 billion purchase price with approximately:

•	$3.0 billion of net proceeds from the March 1, 2019 underwritten public offerings of its Common Stock and Mandatory Convertible Preferred Stock (“MCPS”);

•	$10.8 billion of net proceeds from the issuance of euro-denominated and U.S. dollar-denominated long-term debt in the second half of 2019;

•	$2.5 billion in borrowings from the Company’s 5-year revolving credit facility; and

•	$4.4 billion from the aggregate of cash on hand and proceeds from commercial paper borrowings.
As a condition to obtaining certain regulatory approvals for the closing of the transaction, the Company was required to divest certain of its existing product lines that in the aggregate generated revenues of approximately $170 million in 2019. On April 30, 2020, the Company completed the sale of the majority of these product lines for a cash purchase price of approximately $825 million and will recognize a gain on the sale in the second quarter of 2020. The divestiture of these product lines did not represent a strategic shift with a major effect on the Company's operations and financial results and will not be reported as a discontinued operation.
The unaudited pro forma condensed combined statement of earnings is based on the historical consolidated financial statements of Danaher and the historical combined financial statements of GE Biopharma presented on a carve-out basis after giving effect to the acquisition of Cytiva, the divestiture of certain product lines (as discussed above) and the financing discussed above, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined statement of earnings. The unaudited pro forma condensed combined statement of earnings is presented as if the Cytiva Acquisition and the financing had occurred on January 1, 2019. A pro forma statement of financial position reflecting the acquisition of Cytiva is not required since the acquisition is included in the Company’s consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 filed with the Securities and Exchange Commission (“SEC”) on May 6, 2020.
The unaudited pro forma condensed combined statement of earnings reflecting the combination of Danaher and Cytiva is provided for informational purposes only. The unaudited pro forma condensed combined statement of earnings is not intended to be a complete presentation of Danaher’s results of operations had the Cytiva Acquisition occurred as of January 1, 2019. The unaudited pro forma condensed combined statement of earnings is not necessarily indicative of Danaher’s historical or future results of operations or financial condition had the Cytiva Acquisition been completed on the date indicated. In addition, the unaudited pro forma condensed combined statement of earnings does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined statement of earnings of Danaher is based on information available at the time of presentation and assumptions that Danaher’s management believe are reasonable, that reflect the impact of events directly attributable to the Cytiva Acquisition that are factually supportable, and that are expected to have a continuing impact on Danaher.
The unaudited pro forma condensed combined statement of earnings was prepared using the acquisition method of accounting with Danaher treated as the acquirer. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the Cytiva Acquisition. The total estimated purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Cytiva Acquisition based on their estimated fair values as of the completion of the acquisition. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Danaher with the assistance, in some cases, of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of the purchase price allocation.
The unaudited pro forma condensed combined statement of earnings includes certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of earnings does not include the impacts of any revenue, cost or other operating synergies that may result from the merger.
The unaudited pro forma condensed combined statement of earnings does not reflect nonrecurring charges and gains resulting from the Cytiva Acquisition which do not have a continuing impact. The nonrecurring charges include transaction costs and integration preparation costs incurred by the Company. In addition, the Company will incur certain nonrecurring charges following the acquisition, primarily associated with recording fair value adjustments to acquired inventory and deferred revenue, that have not been included in the unaudited pro forma condensed combined statement of earnings as they do not have a continuing impact. The nonrecurring gains include the gain on the product line divestiture. The unaudited pro forma condensed combined statement of earnings does not reflect the costs associated with the transition services and distribution agreements with General Electric Company.
The unaudited pro forma condensed combined statement of earnings should be read in conjunction with:

(i)
Danaher’s audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Danaher’s Annual Report on Form 10-K for the year ended December 31, 2019;

(ii)
Danaher’s unaudited consolidated condensed financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Danaher’s Quarterly Report on Form 10-Q for the quarter ended April 3, 2020; and

(iii)
GE Biopharma’s audited annual combined financial statements as of and for the year ended December 31, 2019 included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2020.

DANAHER CORPORATION AND GE BIOPHARMA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	For the Year Ended December 31, 2019
	Danaher (a)	Cytiva (b)	Pro Forma Adjustments		Pro Forma Combined
Sales	$17,911.1	$3,289.0	$(195.7)	(c)(d)	$21,004.4
Cost of sales	(7,927.4)	(1,246.0)	150.6	(c)(d)(e)(f)	(9,022.8)
Gross profit	9,983.7	2,043.0	(45.1)		11,981.6
Operating costs:
Selling, general and administrative expenses	(5,588.3)	(567.0)	(531.3)	(d)(f)(k)(n)	(6,686.6)
Research and development expenses	(1,126.0)	(169.0)	6.1	(d)	(1,288.9)
Operating profit	3,269.4	1,307.0	(570.3)		4,006.1
Nonoperating income (expense):
Other income, net	12.0	75.0	(5.3)	(l)(m)	81.7
Loss on early extinguishment of borrowings	(6.5)	—	—		(6.5)
Interest expense	(108.6)	(30.0)	(159.4)	(h)(i)(l)	(298.0)
Interest income	139.0	—	(128.8)	(g)	10.2
Earnings from continuing operations before income taxes	3,305.3	1,352.0	(863.8)		3,793.5
Income taxes	(873.0)	(378.0)	283.3	(j)	(967.7)
Net earnings from continuing operations	$2,432.3	$974.0	$(580.5)		$2,825.8
Net earnings per common share from continuing operations (1):
Basic	$3.31				$3.83
Diluted	$3.26				$3.78
Average common stock and common equivalent shares outstanding:
Basic	715.0		2.0	(o)	717.0
Diluted	725.5		2.0	(o)	727.5
_________________

(1)
Net earnings per common share from continuing operations is calculated as net earnings from continuing operations less the mandatory convertible preferred stock dividends of $68.4 million for historical Danaher and $78.4 million for the pro forma combined Danaher. For diluted net earnings per common share from continuing operations, the interest on the Company’s convertible liquid yield option notes (“LYONs”) of $1.6 million for the year ended December 31, 2019 is added back to net earnings from continuing operations for both historical Danaher and for the pro forma combined Danaher.

See the accompanying Notes to the unaudited pro forma condensed combined statement of earnings.

DANAHER CORPORATION AND GE BIOPHARMA
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

NOTE 1. BASIS OF PRO FORMA PRESENTATION
On March 31, 2020, pursuant to the equity and asset purchase agreement, dated as of February 25, 2019 and as subsequently amended and restated as of March 31, 2020 (the “Purchase Agreement”), by and between Danaher Corporation (“Danaher” or the “Company”) and General Electric Company (“GE”), Danaher completed the acquisition of the Biopharma business of the Life Sciences business of GE (“GE Biopharma” or the “Biopharma business”) through the acquisition of certain assets and the assumption of certain liabilities, as well as the acquisition of the equity of certain subsidiaries of GE, for a cash purchase price of approximately $20.7 billion, subject to certain adjustments, and the assumption of approximately $0.4 billion of pension liabilities (the “Acquisition” or the “Cytiva Acquisition”). The Biopharma business, now known as Cytiva, is a leading provider of instruments, consumables and software that support the research, discovery, process development and manufacturing workflows of biopharmaceutical drugs. In connection with the Cytiva Acquisition, the Company also entered into a transition services agreement with General Electric Company for certain administrative and operational services, and a distribution agreement in certain countries until such operations are transferred to the Company.
The Company financed the $20.7 billion purchase price with approximately:

•	$3.0 billion of net proceeds from the March 1, 2019 underwritten public offerings of its Common Stock and Mandatory Convertible Preferred Stock (“MCPS”);

•	$10.8 billion of net proceeds from the issuance of euro-denominated and U.S. dollar-denominated long-term debt in the second half of 2019;

•	$2.5 billion in borrowings from the Company’s 5-year revolving credit facility; and

•	$4.4 billion from the aggregate of cash on hand and proceeds from commercial paper borrowings.
As a condition to obtaining certain regulatory approvals for the closing of the transaction, the Company was required to divest certain of its existing product lines that in the aggregate generated revenues of approximately $170 million in 2019. On April 30, 2020, the Company completed the sale of the majority of these product lines for a cash purchase price of approximately $825 million and will recognize a gain on the sale in the second quarter of 2020. The divestiture of these product lines did not represent a strategic shift with a major effect on the Company's operations and financial results and will not be reported as a discontinued operation.
The unaudited pro forma condensed combined statement of earnings is based on the historical consolidated financial statements of Danaher and the historical combined financial statements of GE Biopharma presented on a carve-out basis after giving effect to the acquisition of Cytiva, the divestiture of certain product lines (as discussed above) and the financing discussed above, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined statement of earnings. The unaudited pro forma condensed combined statement of earnings is presented as if the Cytiva Acquisition and the financing had occurred on January 1, 2019. A pro forma statement of financial position reflecting the acquisition of Cytiva is not required since the acquisition is included in the Company’s consolidated balance sheet included in its Quarterly Report on Form 10-Q for the quarter ended April 3, 2020 filed with the Securities and Exchange Commission (“SEC”) on May 6, 2020.
The unaudited pro forma condensed combined statement of earnings reflecting the combination of Danaher and Cytiva is provided for informational purposes only. The unaudited pro forma condensed combined statement of earnings is not intended to be a complete presentation of Danaher’s results of operations had the Cytiva Acquisition occurred as of January 1, 2019. The unaudited pro forma condensed combined statement of earnings is not necessarily indicative of Danaher’s historical or future results of operations or financial condition had the Cytiva Acquisition been completed on the date indicated. In addition, the unaudited pro forma condensed combined statement of earnings does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined statement of earnings of Danaher is based on information available at the time of presentation and assumptions that Danaher’s management believe are reasonable, that reflect the impact of events directly attributable to the Cytiva Acquisition that are factually supportable, and that are expected to have a continuing impact on Danaher.
The unaudited pro forma condensed combined statement of earnings was prepared using the acquisition method of accounting with Danaher treated as the acquirer. Accordingly, the historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the Cytiva Acquisition. The total estimated purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Cytiva Acquisition based on their estimated fair values as of the completion of the acquisition. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Danaher with the assistance, in some cases, of outside valuation specialists. Accordingly, the purchase allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of the purchase price allocation.
The unaudited pro forma condensed combined statement of earnings includes certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired tangible and intangible assets. The unaudited pro forma condensed combined statement of earnings does not include the impacts of any revenue, cost or other operating synergies that may result from the merger.
The unaudited pro forma condensed combined statement of earnings does not reflect nonrecurring charges and gains resulting from the Cytiva Acquisition which do not have a continuing impact. The nonrecurring charges include transaction costs and integration preparation costs incurred by the Company. In addition, the Company will incur certain nonrecurring charges following the acquisition, primarily associated with recording fair value adjustments to acquired inventory and deferred revenue, that have not been included in the unaudited pro forma condensed combined statement of earnings as they do not have a continuing impact. The nonrecurring gains include the gain on the product line divestiture. The unaudited pro forma condensed combined statement of earnings does not reflect the costs associated with the transition services and distribution agreements with General Electric Company.
In 2019, the Biopharma business sold an equity method investment and recorded a pre-tax gain on the sale of $35 million. The Biopharma business also sold its Forensics Business in 2019 and recorded a pre-tax gain on the sale of $23 million. Both of these gains are reflected within Other (income) and expense—net in the Combined Statement of Income of the Biopharma business. As these transactions are historical transactions of the Biopharma business, the pro forma financial information is required to include the historical gains on these sales even if the sales were completed by GE Biopharma prior to the acquisition by Danaher and will not recur in future periods.
The following table summarizes the preliminary purchase price allocation for the assets acquired and liabilities assumed based on the Company’s current best estimates ($ in millions):

Trade accounts receivable	$488.3
Inventories	817.0
Property, plant and equipment	788.9
Definite-lived intangible assets subject to amortization:
Customer relationships	1,118.0
Developed technology	7,327.5
Tradenames and trademarks	557.5
Total definite-lived intangible assets subject to amortization	9,003.0
Indefinite-lived intangible assets:
Goodwill	11,497.2
Total indefinite-lived intangible assets	11,497.2
Trade accounts payable	(250.8)
Pension liabilities	(417.2)
Deferred tax liabilities	(796.6)
Other assets and liabilities, net	(395.3)
Net cash consideration	$20,734.5
Definite-lived intangible assets acquired have estimated useful lives ranging from 9 to 16 years. The amortization related to the amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined statement of earnings.
The value assigned to Cytiva’s customer relationships was determined by discounting the estimated cash flows associated with the existing customers as of the acquisition date taking into consideration expected attrition of the existing customer base. The estimated cash flows were based on revenues for those existing customers net of operating expenses and net contributory asset charges associated with servicing those customers. The estimated revenues were based on estimated growth rates and customer renewal rates. Operating expenses were estimated based on the supporting infrastructure expected to sustain the assumed revenue growth rates. Net contributory asset charges were based on the estimated fair value of those assets that contribute to the generation of the estimated cash flows. The 10.5% discount rate utilized to discount the net cash flows of customer relationships to its present value was based on the risks associated with the cash flows taking into consideration the Company's weighted average cost of capital.
The value assigned to Cytiva’s developed technology was determined by discounting the estimated future cash flows associated with the existing developed technology to its present value. Developed technology, which comprises products that have reached technological feasibility, includes offerings in Cytiva’s portfolio of products. The revenue estimates used to value the developed technology were based on estimates of relevant market sizes and growth factors, expected trends in technology and the nature and expected timing of new product introductions by Cytiva and its competitors. The 10.5% discount rate utilized to discount the net cash flows of developed technology to its present value was based on the risks associated with the cash flows taking into consideration the Company’s weighted average cost of capital.
NOTE 2. PRO FORMA ADJUSTMENTS
Pro forma adjustments in the unaudited pro forma condensed combined statement of earnings are as follows:

(a)	Represents Danaher’s historical Consolidated Statement of Earnings for the year ended December 31, 2019.

(b)	Represents the operations of Cytiva derived from the historical Combined Statement Income of the GE Biopharma business prepared on a carve-out basis of accounting for the year ended December 31, 2019.
Unaudited Pro Forma Condensed Combined Statement of Earnings

(c)	Adjustment reflecting transactions between Cytiva and historical Danaher businesses previously recorded as third-party sales now reflected as intercompany transactions and eliminated.

(d)
Adjustment reflecting the Company’s divestiture of certain historical product lines required to obtain regulatory approval for the closing of the acquisition of Cytiva. In the aggregate, these product lines generated revenues of approximately $170 million in the year ended December 31, 2019.

(e)
Adjustment reflecting a net increase in depreciation expense of $11 million for the year ended December 31, 2019, reflecting the net impact of the fair value adjustments to property, plant, and equipment and modifications of the remaining useful lives of those assets.

(f)
Adjustment to reflect the estimated additional intangible asset amortization expense of $586 million for the year ended December 31, 2019 resulting from the fair value adjustments to Cytiva’s intangible assets.

(g)
Adjustment to reflect the elimination of interest income of $129 million for the year ended December 31, 2019, earned on deposited cash balances resulting from the historical financing of the Acquisition. The pro forma financial statement assumes the cash required for the purchase price is generated through financing on January 1, 2019 and immediately used for the acquisition instead of deposited in financial institutions.

(h)
Adjustment to reflect an increase in interest expense of $188 million for the year ended December 31, 2019. Additional interest expense of $84 million relates to the approximately $10.8 billion of U.S. dollar-denominated and euro-denominated notes issued by Danaher. Additional interest expense of $47 million relates the $2.5 billion borrowing under the Company’s 5-year revolving credit facility. Since Danaher used $4.4 billion of proceeds from commercial paper borrowings and cash on hand that was generated by Danaher prior to the closing, the pro forma financial statement assumes that as of January 1, 2019, Danaher would have to borrow an additional approximately $3.6 billion to close the acquisition as of that date after considering the cash proceeds of approximately $0.8 billion from the product line divestiture. These borrowings consist initially of approximately $0.6 billion of U.S. dollar-denominated commercial paper and approximately $3.0 billion of euro-denominated commercial paper with $2.5 billion of the commercial paper borrowings subsequently replaced with proceeds from a $2.5 billion borrowing from the Company’s 364-day credit facility following the acquisition. Additional interest expense of $57 million relates to the $2.5 billion borrowing under the 364-day credit facility and the commercial paper. The effect of a 0.1% change in the assumed interest rates on the Company’s credit facilities and commercial paper borrowings for the acquisition would result in additional pro forma interest expense of approximately $6 million for the year ended December 31, 2019.

(i)	Adjustment to reflect the elimination of interest expense of $17 million for the year ended December 31, 2019, related to interest expense incurred as part of the monetization of a portion of accounts receivables through historical GE factoring programs as well as other historical interest expense paid to other GE subsidiaries.

(j)
Adjustment to Cytiva’s historical effective tax rate to approximately 22%, which the Company expects to be the approximate income tax rate for Cytiva as part of the combined entity.  The effective tax rate of 22% was also applied to the pretax earnings/(loss) of the pro forma adjustments for the year ended December 31, 2019.

(k)	Adjustment to remove transaction costs and integration preparation costs of $93 million ($84 million after tax) incurred by Danaher during the year ended December 31, 2019.

(l)
Reclassification to Cytiva’s presentation of the non-service cost components of pension and other postretirement benefit expense of $12 million for the year ended December 31, 2019 from interest expense to other income (expense), in order to conform to the presentation used in the unaudited pro forma condensed combined statement of earnings.

(m)
Adjustment to reflect a reduction in pension related costs of $7 million for the year ended December 31, 2019 attributable to the impact of the fair value adjustments to Cytiva’s pension and other post-retirement benefit obligations.

(n)
Reclassification to the presentation of Cytiva’s $1 million from net losses attributable to noncontrolling interests to selling, general and administrative expenses for the year ended December 31, 2019, in order to conform to the presentation used in the unaudited pro forma condensed combined statement of earnings.

(o)
Adjustment reflecting the increase of $10 million in MCPS dividends and 2.0 million in average common stock and common equivalent shares outstanding for the calculation of both basic and diluted net earnings per common share from continuing operations, resulting from the assumption in the pro forma financial statement that the financing for the Acquisition occurs on January 1, 2019. The increase in the MCPS dividends is reflected in the calculation of basic and diluted net earnings per common share from continuing operations, as the MCPS dividends are deducted from net earnings from continuing operations in the calculation of basic and diluted earnings per share from continuing operations.

NOTE 3. NONRECURRING ITEMS
In connection with the Company’s acquisition of Cytiva, the Company has incurred and will incur certain nonrecurring charges and gains following the Acquisition that have not been included in the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2019. These nonrecurring charges include $320 million ($249 million after tax) and $51 million ($40 million after tax) of expense associated with recording fair values adjustments to acquired inventory and deferred revenue, respectively.
Nonrecurring charges resulting from the acquisition that are not included in the unaudited pro forma condensed combined statement of earnings and that will not have a continuing impact on the combined Danaher and Cytiva future results are comprised of transaction costs and integration preparation costs of $180 million ($161 million after tax).
As a condition to obtaining certain regulatory approvals for the closing of the transaction, the Company was required to divest certain of its existing product lines that in the aggregate generated revenues of approximately $170 million in 2019. On April 30, 2020, the Company completed the sale of the majority of these product lines for a cash purchase price of approximately $825 million. The nonrecurring gain from the product line divestiture is not reflected in the unaudited pro forma condensed combined statement of earnings.
These nonrecurring items are directly attributable to the Acquisition and will not have a continuing impact on the combined Danaher and Cytiva future results.

NOTE 4. FORWARD-LOOKING STATEMENTS
This unaudited pro forma condensed combined statement of earnings is forward-looking and involves a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the possibility that the expected synergies from the acquisition of Cytiva will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; the possibility that disruption from the Acquisition may make it more difficult to maintain business and operational relationships; difficulty in integrating personnel, operations and financial and other controls and systems, and retaining key employees and customers; Danaher’s and Cytiva’s ability to accurately predict future market conditions; the risk of new and changing regulation and public policy in the U.S. and internationally; and the exposure to litigation and/or regulatory actions or sanctions resulting from activities of Cytiva prior to the acquisition. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Danaher’s SEC filings, including Danaher’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended April 3, 2020. These forward-looking statements speak only as of the date of this report and Danaher does not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events and developments or otherwise, except as required by law.